UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th AVENUE, SAN DIEGO, CALIFORNIA		92101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Sempra Energy Common Stock, without par value	SRE	NYSE
Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE
Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 26, 2019, Sempra Energy (the “Company”) closed the public offering and sale of $757,500,000 aggregate principal amount of its 5.750% Junior Subordinated Notes due 2079 (the “notes”). Proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $1,000,000) for the notes were 96.850% of the aggregate principal amount of the notes sold to retail investors and 98.000% of the aggregate principal amount of the notes sold to institutional investors. The sale of the notes was registered under the Company’s effective Registration Statement on Form S-3, as amended by post-effective Amendment No. 1 (Registration No. 333-220257). The notes will mature on July 1, 2079.

Interest on the notes accrues from June 26, 2019 and is payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2019, and at maturity. So long as no event of default with respect to the notes has occurred and is continuing, the Company may, at its option, defer interest payments on the notes, from time to time, for one or more deferral periods of up to 40 consecutive quarterly interest payment periods each, except that no such optional deferral period may extend beyond the final maturity date of the notes.

At the Company’s option, the Company may redeem some or all of the notes from time to time on or after October 1, 2024 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest. At the Company’s option, the Company may also redeem all of the notes prior to October 1, 2024 upon the occurrence of certain specified events at the redemption prices provided therein, plus accrued and unpaid interest.

The foregoing description of some of the terms of the notes is not complete and is qualified in its entirety by the form of note included in the Officers’ Certificate attached hereto as Exhibit 4.1, the Officers’ Certificate and the indenture (as defined below). The notes were issued pursuant to an indenture (the “indenture”) dated as of June 26, 2019 between the Company and U.S. Bank National Association, as trustee, which is attached as Exhibit 4.2 to this Current Report on Form 8-K. The Officers’ Certificate (including the form of note) and the indenture are incorporated herein by reference. Further information regarding the sale of the notes is contained in the underwriting agreement, dated June  13, 2019, which is incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Officers’ Certificate of the Company, including the form of 5.750% Junior Subordinated Note due 2079.

4.2	Subordinated Indenture, dated as of June 26, 2019, between the Company and U.S. Bank National Association, as trustee.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: June 26, 2019	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer